ADDENDUM TO CONVERSION AGREEMENT

This Addendum to Conversion Agreement (“Addendum”) is entered into as of the ___ day of ________, 2019 (the “Effective Date”) by and between Muscle Maker, Inc., a Nevada corporation (“Company”) and _________ (“Holder”).

WHEREAS, Holder and the Company are parties to that certain Conversion Agreement dated as of _________ __, 2019 (“Conversion Agreement”); and

WHEREAS, the parties desire to enter into this addendum to modify the Conversion Agreement in certain respects.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Holder agree as follows:

1.	All terms used herein and not otherwise defined herein shall have the definitions set forth in the Conversion Agreement.

2.

Section 1 of the Conversion Agreement is hereby amended and restated in its entirety to read as follows:

Conversion; Lock-Up; Piggyback Registration Rights; Conversion Null and Void; Reverse Stock Split.

(a)	It is agreed by the Company and Holder that on the Effective Date the Debenture shall convert into the Shares at the Conversion Price. Concurrently with entering into this Agreement, the Holder will enter into a Lock-Up Agreement, a form of which agreement is attached hereto as Exhibit A.

(b)	If at any time the Company shall determine to file with the Securities and Exchange Commission a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of 1933 Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other bona fide, employee benefit plans), the Company shall include in such Registration Statement all of the Shares, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Shares as the underwriter shall permit. Any exclusion of Shares shall be made pro rata among the Holders.

(c)	In the event the Company does not close on its underwritten public offering (the “Offering”) within ninety (90) days of the Effective Date, the issuance of the Shares shall be null and void and the Conversion Agreement and this Addendum shall be of no further force or effect and the parties hereto agree to undertake any necessary actions to ensure that the Shares are returned to the Company for cancellation and the Debentures are delivered to the Holder upon the Company’s receipt of the certificates representing the Shares and any additional documentation needed to effect the Share cancellation.

(d)	Prior to the closing of the Offering, the Company intends to reverse split its common stock which such reverse split shall not be in a ratio of more than seven (7) shares of common stock for one (1) share of common stock.

3.	As a result of the transaction contemplated herein and in the Conversion Agreement, the Holder confirms that its Warrant to Purchase Common Stock (the “Warrant”) of the Company is exercisable for _______ shares of common stock at an exercise price of $___. All other terms of the Warrant shall remain in full force and effect.

4.	Except as specifically amended therein, all other terms and conditions of the Conversion Agreement shall remain in full force and effect.

5.	This Addendum may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same document.

IN WITNESS WHREEOF, Muscle Maker and the Holder, have caused this Addendum to be signed by its duly authorized officers on the date first set forth above.

MUSCLE MAKER, INC.

By:
Name:	Michael Roper
Title:	CEO

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